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                                                                     EXHIBIT 5.2


                                30 November 2001

Universal Compression Holdings, Inc.
Universal Compression, Inc.
4440 Brittmoore Road
Houston, Texas 77041-8004

      Re: Registration Statement on Form S-4 relating to $100,000,000 aggregate principal amount of 8 7/8% Senior Secured Notes due 2008

Ladies and Gentlemen:

      We have acted as special counsel to Universal Compression Holdings, Inc., a Delaware corporation ("UCH"), and Universal Compression, Inc., a Texas corporation ("UCI"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by UCH, UCI, BRL Universal Equipment 2001 A, L.P., a Delaware limited partnership ("BRL"), and BRL Universal Equipment Corp., a Delaware corporation ("BRL Corp." and, together with BRL, the "Issuers"). Pursuant to the Registration Statement, the Issuers are offering to exchange up to $100,000,000 aggregate principal amount of the Issuers' 8 7/8% Senior Secured Notes due 2008 (the "New Notes") for the same principal amount of the Issuers' issued and outstanding 8 7/8% Senior Secured Notes due 2008. The Registration Statement also registers the lease obligations of UCI pursuant to the Equipment Lease Agreement dated as of February 9, 2001 between BRL, as lessor, and UCI, as lessee (as amended, modified or supplemented as of the date hereof, the "Operating Lease"), which obligations are the intended source of repayment for the New Notes (the "Lease Obligations"), and UCH's guarantee obligations with respect to the Lease Obligations of UCI (the "Guarantee Obligations") as set forth in the First Amended and Restated Participation Agreement dated as of October 15, 2001 among UCI, UCH, BRL and others (as amended, modified or supplemented as of the date hereof, the "Participation Agreement").

      In connection with this opinion, we have reviewed the Operating Lease, the Participation Agreement and the Indenture dated as of February 9, 2001 (as amended, modified or supplemented as of the date hereof, the "Indenture"), between the Issuers and The Bank of New York, as trustee (the "Trustee"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent investigation, upon statements and representations
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of representatives of UCH, UCI, the Issuers and the Trustee and statements and representations of public officials.

      Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

      1. The Lease Obligations constitute legal, valid and binding obligations of UCI, enforceable against UCI in accordance with the terms of the Operating Lease.

      2. The Guarantee Obligations constitute legal, valid and binding obligations of UCH, enforceable against UCH in accordance with the terms of the Participation Agreement.

      The opinions set forth herein are subject to the following qualifications:

      A. We express no opinion herein as to any matter involving the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws. This opinion letter is limited to the effect of the present state of such laws and the facts as they currently exist. We are not, however, expressing any opinion with respect to any law, rule, regulation or ordinance of any political subdivision or any city, county or other similar locality of the State of New York, the State of Texas or any other state.

      B.    The opinions expressed herein are subject to:

            (i) the effect of bankruptcy, insolvency, receivership, fraudulent transfer or conveyance, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally;

            (ii) the application of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, including, without limitation, with respect to the specific enforcement of any provision of the Operating Lease or the Participation Agreement;

            (iii) the qualification that indemnification and contribution provisions in the Participation Agreement may be unenforceable to the extent that such
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                  indemnification or contribution relates to claims made under any federal or state securities laws or is otherwise limited by public policy;

            (iv) the qualification that certain remedial provisions contained in the Operating Lease and the Participation Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of either the Operating Lease or the Participation Agreement, and the Operating Lease and the Participation Agreement, together with applicable law, in our judgment contain, except as set forth in paragraph C below, adequate provisions for the practical realization of the benefits of the security interests created by the Operating Lease and the Participation Agreement except for the economic consequences resulting from any delay imposed, or any procedure required, by applicable law.

      C. We express no opinion as to the legality, validity, binding effect or enforceability (whether according to its terms or otherwise) of:

            (i) any provision of the Operating Lease or the Participation Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more other remedies or that a failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

            (ii) any waiver or any consent relating to the rights of UCH or UCI under the Operating Lease or the Participation Agreement or applicable law or the duties owing to UCH or UCI existing as a matter of law to the extent such waivers or consents are found by a court to be against public policy or are ineffective pursuant to applicable law;

            (iii) any waiver or consent contained in the Operating Lease or the
                  Participation Agreement relating to rights or duties that are broadly or vaguely stated or relating to unknown future rights;

            (iv) any provision of the Operating Lease or the Participation Agreement requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not effectively be agreed upon by the parties or that the doctrine of promissory estoppel might not apply;

            (v) any provision in the Operating Lease or the Participation Agreement as to forum selection or as to the submission to jurisdiction (including, without
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                  limitation, any waiver of any objection that a court is an inconvenient forum);

           (vi) any right of set off with respect to any obligations of a person to any other person against any obligations other than the obligations of such other person to such person;

           (vii) the enforceability of the obligations of UCH as a guarantor under the Participation Agreement with respect to any obligation that is invalid or unenforceable;

           (viii) any indemnity against any loss in obtaining U.S. dollars from a court judgment in another currency;

           (ix) any provision of Section 24 of the Operating Lease to the extent such provision does not comply with the Uniform Commercial Code as in effect in the State of New York or the Texas Business & Commerce Code;

           (x) any provision that purports to (a) require UCH or UCI to remain obligated on the Operating Lease and not to take any action to terminate the Operating Agreement notwithstanding any bankruptcy or insolvency or any action taken by any trustee for or liquidator of any person or by any court, and notwithstanding any laws to the contrary; (b) characterize the Operating Lease as a financing arrangement; or (c) excuse the lessor under the Operating Lease for any failure to re-lease the equipment subject to the Operating Lease, to collect any rent upon such re-leasing or to otherwise mitigate damages upon breach by the lessee under the Operating Lease; and

           (xi) any provision of the Operating Lease or the Participation Agreement that purportedly appoints another party as the attorney-in-fact of UCH or UCI.

      This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in laws or regulations that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.
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      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                          Very truly yours,


                                          Gardere Wynne Sewell LLP